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Dohan and Company                                  7700 North Kendall Drive, 200
Certified Public Accountants                       Miami, Florida     33156-7564
A Professional Association                         Telephone      (305) 274-1366
                                                   Facsimile      (305) 274-1368
                                                   E-mail         info@uscpa.com
                                                   Internet        www.uscpa.com

                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 5, 2001 on the financial statements for the years ended June 30, 2000 and 2001.

                                     /s/ Dohan and Company, P.A., CPA's

March 4, 2002


Member:
Florida Institute of Certified Public Accountants
American Institute of Certified Public  Accountants - Private Companies
                                                       and SEC Practice Sections
Accounting Group International - Offices in Principal Cities              [LOGO]